Exhibit 99.1

Drilling Tools International Reports Second Quarter 2023 Financial Results

Second Quarter 2023 Revenue Grew 25% Year-over-Year to $37.9 million

Successful completion of business combination; Shares commenced trading on Nasdaq

HOUSTON, TEXAS – (August 14, 2023) — Drilling Tools International Corp., (“DTI” or the “Company”) (Nasdaq: DTI), a leading oilfield services company that manufactures and provides a differentiated, rental-focused offering of tools for use in horizontal and directional drilling, operating from 22 locations across North America, Europe and the Middle East, today reported its financial and operational results for the quarter ended June 30, 2023.

Second Quarter Financial Highlights

•	Net Revenue of $37.9 million increased 25% from $30.4 million in Q2 2022

•	Operating expenses of $(31.3) million were higher compared to $(22.3) million in Q2 2022

•	Net Income was $0.9 million, compared to $5.9 million in Q2 2022

•	Diluted Earnings Per Share was $0.05, compared to $0.30 in Q2 2022

•	Adjusted EBITDA was $13.3 million, compared to $8.8 million in Q2 2022

Operational and Business Highlights

•	Completed business combination with ROC Energy Acquisition Corp.

•	Became a publicly traded company, commencing trading on Nasdaq on June 21, under the ticker “DTI”

•	In June, announced the appointment of Thomas “Roe” Patterson to the DTI Board of Directors. Mr. Patterson is an independent director and serves as a member of the Audit Committee

•

Earlier this year, DTI announced an exclusive U.S. distribution agreement for RotoSteer, a versatile tool which provides continuous rotation to the drill string while controlling the attached bottom hole assembly in rotational or sliding mode

“Our first financial results report as a public company represents an important milestone for DTI as a new publicly traded company,” said Wayne Prejean, CEO of DTI. “While rig activity in North America has slowed approximately 13% since the beginning of the year, DTI has executed well, with first half results in-line with our forecasts. The Company remains in a strong financial position as we seek to increase shareholder value and thoughtfully execute on growth opportunities going forward.”

Second Quarter 2023 Financial and Operating Results

In the second quarter the Company generated Net Tool Rental Revenue of $29.0 million, which was an increase of 26% compared to the second quarter of 2022. This increase was primarily driven by increased market activity and customer pricing across all divisions.

Product Sales Net Revenue in the second quarter totaled $8.9 million, an increase of 21% compared to the second quarter of 2022. The increase was primarily driven by increased market activity and customer pricing across all divisions, including rental tool recovery sales revenue.

Second quarter 2023 Operating Expenses were $(31.3) million, compared to $(22.3) million in the second quarter of 2022. The increase was primarily driven by higher personnel expenses, professional services related to the Public Company Audit Oversight Board audit, and expenses related to public company readiness projects.

Second quarter 2023 Net Income was $0.9 million, or $0.05 per diluted share, compared to Net Income of $5.9 million, or $0.30 per diluted share, in the prior year quarter. Factors contributing to that decline included transaction related expenses, higher personnel related expenses, negative foreign currency losses, unavailability of tax credits that the Company benefited from in 2022, and higher costs related to greater Directional Tool Rental activity. These negative impacts were partially offset by increased market activity and customer pricing across all divisions.

Second quarter 2023 Adjusted EBITDA was $13.3 million, compared to Adjusted EBITDA of $8.8 million in the prior year quarter. The increase was primarily driven by increased market activity and customer pricing across all divisions, including rental tool recovery sales revenue.

At June 30, 2023 the Company had $7.2 million of cash and cash equivalents. DTI retains strong financial flexibility with access to an undrawn $60 million revolving line of credit.

Outlook

Rig activity in North America has declined by approximately 13% since January of this year. While our Permian business has continued to be resilient and we believe the rig count decline is likely to be nearing bottom, in recognition of current market conditions and the impact of the rig count contraction, we are adjusting our expectations for the third and fourth quarters of 2023 and our full year 2023 projections downward.

Full Year 2023

•	Revenue: $150 – 158 million

•	Adjusted EBITDA: $50 – 54 million

•	Gross Capital Expenditures: $44 – 46 million

•	Net Income: $12 – 19 million

•	Adjusted Free Cash Flow(1): $6 – 8 million

(1)	Adjusted Free Cash Flow defined as Adjusted EBITDA less Gross Capital Expenditures

About DTI

DTI, with roots dating back to 1984, is a Houston, Texas based leading oilfield services company that manufactures and rents downhole drilling tools used in horizontal and directional drilling of oil and natural gas wells. DTI operates from 22 locations across North America, Europe and the Middle East. To learn more about DTI visit: www.drillingtools.com.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the business combination and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, statements regarding DTI and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward looking statements in this press release may include, for example, statements about: (1) the demand for DTI’s products and services, which is influenced by the general level activity in the oil and gas industry; (2) DTI’s ability to retain its customers, particularly those that contribute to a large portion of its revenue; (3) DTI’s ability to remain the sole North American distributor of the Drill-N-Ream; (4) DTI’s ability to employ and retain a sufficient number of skilled and qualified workers, including its key personnel; (5) DTI’s ability to market its services in a competitive industry; (9) DTI’s ability to execute, integrate and realize the benefits of acquisitions, and manage the resulting growth of its business; (6) potential liability for claims arising from damage or harm caused by the operation of DTI’s tools, or otherwise arising from the dangerous activities that are inherent in the oil and gas industry; (7) DTI’s ability to obtain additional capital; (8) potential political, regulatory, economic and social disruptions in the countries in which DTI conducts business, including changes in tax laws or tax rates; (9) DTI’s dependence on its information technology systems, in particular Customer Order Management Portal and Support System, for the efficient operation of DTI’s business; (10) DTI’s ability to comply with applicable laws, regulations and rules, including those related to the environment, greenhouse gases and climate change; (11) DTI’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; (12) the potential for volatility in the market price of DTI’s common stock; (13) the impact of increased legal, accounting, administrative and other costs incurred as a public company, including the impact of possible shareholder litigation; (14) the potential for issuance of additional shares of DTI’s common stock or other equity securities; (15) DTI’s ability to maintain the listing of its common stock on Nasdaq; and (16) other risks and uncertainties separately provided to you and indicated from time to time described in filings and potential filings by DTI with the Securities and Exchange Commission (the “SEC”). You should carefully consider the risks and uncertainties described in the definitive proxy statement/prospectus/consent solicitation statement with the SEC by the Company on May 12, 2023 (the “Proxy Statement”), and the information presented in DTI’s current report on Form 8-K filed June 27, 2023 (the “8-K”) and the quarterly report on Form 10-Q filed August [14], 2023 (the “10-Q”). Such forward-looking statements are based on the beliefs of management of DTI, as well as assumptions made by, and information currently available to DTI’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Proxy Statement, the 8-K or the 10-Q. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of each of DTI, including those set forth in the Risk Factors section of the Proxy Statement, and described in the 8-K and the 10-Q. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations

Sioban Hickie, ICR, Inc.

InvestorRelations@drillingtools.com

Drilling Tools International Corporation

Unaudited Condensed Consolidated Statement of Operations and Comprehensive Income

(in thousands, except share data)

	Three Months Ended June 30
	2023	2022
Revenue, net
Tool rental	$29,002	$23,024
Product sale	8,906	7,348

Total revenue, net	37,908	30,372
Operating costs and expenses
Costs of tool rental revenue	7,692	6,678
Costs of product sale revenue	1,157	1,262
Selling, general and administrative expense	17,718	9,498
Depreciation and amortization expense	4,717	4,886

Total operating costs and expenses	31,284	22,324

Income from Operations	6,624	8,048
Other (expense) income
Interest income (expense), net	(348)	(213)
Gain (loss) on sale of property	(1)	—
Unrealized gain (loss) on equity securities	420	(87)
Other expense, net	(4,382)	(23)

Total other (expense) income, net	(4,311)	(323)

Income before income tax (expense) benefit	2,313	7,725
Income tax expense	(1,376)	(1,791)

Net Income	$937	$5,934
Accumulated dividends on redeemable convertible preferred stock	—	295

Net Income Available to Common Shareholders	$937	$5,639
Basic earnings per share	$0.07	$0.47
Diluted earnings per share	$0.05	$0.30
Basic weighted-average common shares outstanding	13,910,670	11,951,123
Diluted weighted-average common shares outstanding	20,746,976	19,677,493
Comprehensive income
Net Income	$937	$5,934
Foreign currency translation adjustment, net of tax	(207)	13

Net Comprehensive Income	$730	$5,947

Drilling Tools International Corporation

Unaudited Condensed Consolidated Statement of Operations and Comprehensive Income

(in thousands, except share data)

	Six Months Ended June 30
	2023	2022
Revenue, net
Tool rental	$61,278	$43,440
Product sale	17,429	12,909

Total revenue, net	78,707	56,349
Operating costs and expenses
Costs of tool rental revenue	15,829	12,992
Costs of product sale revenue	2,460	2,413
Selling, general and administrative expense	34,447	21,732
Depreciation and amortization expense	9,732	9,962

Total operating costs and expenses	62,468	47,099

Income from Operations	16,239	9,250
Other (expense) income
Interest income (expense), net	(922)	4
Gain (loss) on sale of property	68	5
Unrealized gain (loss) on equity securities	387	323
Other expense, net	(6,035)	(95)

Total other (expense) income, net	(6,502)	237

Income before income tax (expense) benefit	9,737	9,487
Income tax expense	(3,099)	(2,220)

Net Income	$6,638	$7,267
Accumulated dividends on redeemable convertible preferred stock	314	589

Net Income Available to Common Shareholders	$6,324	$6,678
Basic earnings per share	$0.49	$0.56
Diluted earnings per share	$0.33	$0.37
Basic weighted-average common shares outstanding	12,936,310	11,951,123
Diluted weighted-average common shares outstanding	20,217,648	19,677,493
Comprehensive income
Net Income	$6,638	$7,267
Foreign currency translation adjustment, net of tax	(207)	(62)

Net Comprehensive Income	$6,431	$7,205

Drilling Tools International Corporation

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2023	December 31, 2022
ASSETS
Current Assets
Cash	$7,156	$2,352
Accounts receivable, net	30,357	28,998
Inventories, net	5,929	3,281
Prepaid expenses and other current assets	6,804	4,381
Investment - equity securities, at fair value	1,530	1,143

Total Current Assets	51,776	40,155
Property, plant and equipment, net	64,450	44,154
Operating lease right-of-use asset	20,397	20,037
Intangible assets, net	239	263
Deferred financing costs, net	472	226
Deposits and other long-term assets	963	383

Total Assets	$138,297	$105,218

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$19,530	$7,281
Accrued expenses and other current liabilities	12,629	7,299
Current portion of operating lease liabilities	3,836	3,311
Revolving line of credit	—	18,349

Total Current Liabilities	35,995	36,240
Operating lease liabilities, less current portion	16,622	16,691
Deferred tax liabilities, net	5,193	3,185

Total Liabilities	$57,810	$56,116

Commitments and Contingencies (See Note 15)
Redeemable Convertible Preferred Stock
Series A redeemable convertible preferred stock, par value $0.01; nil shares and 30,000,000 shares authorized at June 30, 2023 and December 31, 2022, respectively; nil shares and 6,719,641 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	—	17,878
Shareholder’s Equity
Common stock, par value $0.0001; 500,000,000 and 65,000,000 shares authorized at June 30, 2023 and December 31, 2022, respectively; 29,768,535 shares and 11,951,123 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	3	1
Preferred stock, par value $0.0001; 10,000,000 and nil shares authorized at June 30, 2023 and December 31, 2022, respectively; nil shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in-capital	95,218	52,388
Accumulated deficit	(14,416)	(21,054)
Less treasury stock, at cost; nil shares at June 30, 2023 and December 31, 2022	—	—
Accumulated other comprehensive loss	(318)	(111)

Total Shareholder’s Equity	80,487	31,224

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY	$138,297	$105,218

Drilling Tools International Corporation

Unaudited Condensed Consolidated Statement of Cash Flows

(In thousands)

	Six Months Ended
	June 30, 2023	June 30, 2022
Cash Flows from Operating Activities
Net Income	$6,638	$7,267
Adjustments to Reconcile Net Income (Loss) to Net Cash from Operations
Depreciation and amortization	9,732	9,962
Amortization of deferred financing costs	37	69
Amortization of debt discount	—	35
Non-cash lease expense	2,275	2,395
Provision for excess and obsolete inventory	19	2
Provision for excess and obsolete property and equipment	238	272
Bad debt expense	418	140
Deferred tax expense	2,008	1,737
Gain on sale of property	(68)	(5)
Unrealized (gain) on equity securities	(387)	(323)
Unrealized (gain) on interest rate swap	91	(998)
Gross profit from sale of lost-in-hole equipment	(9,146)	(6,432)
Stock based compensation expense	3,986	—
Changes in Assets and Liabilities
Accounts receivable, net	(1,777)	(6,041)
Prepaid expenses and other current assets	(1,531)	(1,748)
Inventories, net	1,409	(543)
Operating lease liabilities	(2,179)	(2,407)
Accounts payable	1,982	(2,514)
Accrued expenses and other current liabilities	316	1,310

Net Cash from Operating Activities	14,061	2,178

Cash Flows From Investing Activities
Proceeds from sale of property and equipment	126	80
Purchase of property, plant and equipment	(24,617)	(9,169)
Proceeds from sale of lost-in-hole equipment	11,103	8,983

Net Cash from Investing Activities	(13,388)	(106)

Cash Flows From Financing Activities
Proceeds from merger and PIPE financing, net of transaction costs	23,162	—
Payment of deferred financing costs	(281)	—
Proceeds from revolving line of credit	71,646	49,659
Payments on revolving line of credit	(89,995)	(51,494)
Payment to capital leases	—	(10)
Payments to holders of DTIH redeemable convertible preferred stock in connection with retiring their DTI stock upon merger	(194)	—

Net Cash Provided by Financing Activities	4,338	(1,845)

Effect of Changes in Foreign Exchange Rates	(207)	(62)
Net Change in Cash	4,804	165
Cash at Beginning of Period	2,352	52

Cash at End of Period	$7,156	$217

Drilling Tools International Corporation

Unaudited Condensed Consolidated Statement of Cash Flows

(In thousands)

	Six Months Ended
	June 30, 2023	June 30, 2022
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$851	$514

Cash paid for income taxes	$2,139	$1,203

Non-Cash Investing and Financing Activities
ROU assets obtained in exchange for lease liabilities	$2,635	$399

Purchases of inventory included in accounts payable and accrued expenses and other current liabilities	$4,076	$860

Purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$7,640	$451

Non-cash directors and officers insurance	$1,472	$—

Non-cash merger financing	$2,000	$—

Exchange of DTIH redeemable convertible preferred stock for DTIC Common Stock in connection with Merger	$7,193	$—

Issuance of DTIC Common Stock to former holders of DTIH redeemable convertible preferred stock in connection with Exchange Agreements	$10,805	$—

Deferred financing fees included in accounts payable	$2	$—

Accretion of redeemable convertible preferred to redemption value	$314	$589

Use of Non-GAAP Financial Measures

To supplement its unaudited interim consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses certain non-GAAP financial measures to understand and evaluate its core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of the Company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

The Company uses the non-GAAP financial measure Adjusted EBITDA, which is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; and certain other non-cash or non-recurring items impacting net income (loss) from time to time. The Company believes that Adjusted EBITDA helps identify underlying trends in its business that could otherwise be masked by the effect of the expenses that the Company excludes in Adjusted EBITDA.

The Company uses the non-GAAP financial measure Adjusted Free Cash Flow, which is defined as Adjusted EBITDA, reduced by gross capital expenditures. The Company believes Adjusted Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in its business and is a key financial indicator used by management. Adjusted Free Cash Flow is useful to investors as a liquidity measure because it measures the Company’s ability to generate or use cash. Once the Company’s business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures compared to the closest comparable GAAP measure. Some of these limitations are that:

•

Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future;

•	Adjusted EBITDA excludes income tax benefit (expense); and

•	Adjusted Free Cash Flow does not reflect the Company’s future contractual commitments.

Reconciliations of Non-GAAP Financial Measures

The following tables present a reconciliation of Net Income (Loss) to Adjusted EBITDA for the three months ended June 30, 2023 and 2022 (non-recurring transaction expenses recorded to other (income) expense are presented separately within Adjusted EBITDA):

Drilling Tools International Corporation

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(In thousands)

	Three Months Ended
	June 30, 2023	June 30, 2022
Net Income	$937	$5,934
Add (deduct)
Income tax expense	1,376	1,791
Depreciation and Amortization	4,717	4,886
Interest expense, net	348	213
Stock option expense	1,661	—
Monitoring fees	262	105
Gain on sale of property	1	—
Unrealized (gain) loss on equity securities	(420)	87
Transaction expense	4,142	—
ERC credit received	—	(4,272)
Other expense, net	241	23

Adjusted EBITDA	$13,265	$8,767

The following table presents a reconciliation of full year 2023 Estimated Net Income (Loss) to Estimated Adjusted EBITDA:

Drilling Tools International Corporation

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(In thousands)

2023E
Net Income	$11,500 - 19,000
Add (deduct)
Interest expense, net	500 - 1,500
Income tax expense	5,000 - 6,000
Depreciation and amortization	21,500 - 22,500
Monitoring fees	500 - 1,000
Stock option expense	1,661
Transaction expense	5,838

Adjusted EBITDA	$50,000 - 54,000

The following table presents a reconciliation of full year 2023 Estimated Net Income (Loss) to Estimated Adjusted Free Cash Flow:

Drilling Tools International Corporation

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(In thousands)

2023E
Net Income	$11,500 - 19,000
Add (deduct)
Interest expense, net	500 - 1,500
Income tax expense	5,000 - 6,000
Depreciation and amortization	21,500 - 22,500
Monitoring fees	500 - 1,000
Stock option expense	1,661
Transaction expense	5,838
Gross capital expenditures	(44,000) - (46,000)

Adjusted Free Cash Flow	$6,000 - 8,000

Source: Drilling Tools International Corp.